Exhibit 10.1
Contacts:

W. Phillip Marcum	Philip Bourdillon/Eugene Heller
Chairman and CEO	Silverman Heller Associates
303-785-8080	310-208-2550
METRETEK TECHNOLOGIES CALLS WARRANTS
FOR EXERCISE OR REDEMPTION
DENVER — January 20, 2006 — Metretek Technologies, Inc. (Amex: MEK) today announced that it has exercised its right to call all outstanding and unexercised warrants to purchase the Company’s common stock that were issued to investors in a May 2004 private placement. Under the terms of these warrants, any warrants that remain outstanding and unexercised as of 6:30 p.m. Eastern Standard Time on February 19, 2006, the call date, shall be redeemed at a price of $.01 per warrant.
The Company has sent a written notice of redemption to holders of the warrants. Until the call date and time, each outstanding warrant will continue to be exercisable for one share of common stock at an exercise price of $3.41 per share. While the warrants are not publicly listed or traded, the shares issuable upon exercise of the warrants are listed on the American Stock Exchange and their resale by the warrant holders has been registered with the Securities and Exchange Commission.
The amount of the cash proceeds that the Company will receive will depend upon the number of warrants exercised for cash; if all outstanding warrants are exercised for cash, the Company will receive proceeds of approximately $2.8 million. The Company intends to use the proceeds primarily to repay its highest interest-rate bearing indebtedness and for general corporate purposes.
The Company’s right to call the warrants was triggered by the recent satisfaction of the conditions to such right, including that the stock price has traded above 200% of the exercise price for 30 consecutive trading days, and that the volume of trading has exceeded an average of 100,000 shares per trading day over that period. “We are pleased that the market has recognized our progress since that private placement, as reflected in a stock price that has allowed us to accelerate the exercise of these warrants and our receipt of the proceeds,” said W. Phillip Marcum, Metretek’s chairman and CEO. The completion of the warrant call is conditioned upon these redemption provisions continuing in effect until the call date.
Metretek Technologies, Inc. through its subsidiaries — PowerSecure, Inc.; Metretek, Incorporated; and Southern Flow Companies, Inc. — is a diversified provider of energy technology products, services and data management systems to industrial and commercial users and suppliers of natural gas and electricity.
All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including statements concerning the amount of proceeds the Company may receive from the exercise of the warrants and the sufficiency thereof for their intended purposes, and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management and statements of assumptions underlying the foregoing, and are often, but not always, identified by words such as “may,” “expect,” “will,”

“should,” “believe,” “optimistic,” “anticipate,” “intend,” “hope” and similar terminology. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements, including, but not limited to, the number of warrants actually exercised for cash, the conditions to the warrant call remaining in effect until the call date, and other factors, risks and uncertainties described from time to time in the Company’s reports and filings with the Securities and Exchange Commission, including but not limited to Company’s most recently filed Annual Report on Form 10-K and subsequently filed reports on Form 10-Q and Form 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.